Exhibit 23.1


                         Consent Of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 1,482,879 shares of Class A Common Stock which may be issued upon exercise of certain non-qualified options assumed by Insignia Financial Group, Inc. of our report dated February 21, 1996, with respect to the consolidated financial statements of Insignia Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP

Greenville, South Carolina
June 27, 1996